EXHIBIT 13.3

CONSENT OF MANNING ELLIOTT LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 1, 2017, relating to the consolidated financial statements of Avino Silver & Gold Mines Ltd. included in the Annual Report on Form 20-F of Avino Silver & Gold Mines Ltd. for the year ended December 31, 2016 to the Company's Registration Statements on Form S-8 (SEC File No.: 333-195120), Forms F-3 (SEC File Nos.: 333-193471 and 333-195144) and Form F-10 (SEC File No.: 333-214396).

March 10, 2017	By:	/s/ Manning Elliott LLP
Vancouver, Canada